                                                                   EXHIBIT 10.6a

                                    AMENDMENT
                                       OF
                                 TRIBUNE COMPANY
                          1992 LONG-TERM INCENTIVE PLAN

RESOLVED, that the Board of Directors of Tribune Company hereby amends the Tribune Company 1992 Long-Term Incentive by deleting paragraph (c) of Section
12.2 in its entirety and, in lieu thereof, replacing that paragraph with the following:

                  "(c) Consummation of a reorganization, merger, or consolidation involving the Company, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company."

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Company is hereby authorized and empowered to take all steps necessary to effect the foregoing resolutions, including the execution, filing and delivery of such documents as may be required by law or as may be deemed necessary or proper in connection with the matters set forth in these resolutions.

                             *       *        *

I, Mark W. Hianik, Assistant Secretary for Tribune Company (the "Company"), hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Governance and Compensation Committee of the Board of Directors of the Company on October 24, 2000.

                                                 /s/ Mark W. Hianik
                                                 -------------------
                                                 Mark W. Hianik